SUB-ITEM 77M

                                     MERGERS

                     AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

VAN KAMPEN AMERICAN VALUE FUND TO INVESCO VAN KAMPEN AMERICAN VALUE FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASeF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen American Value Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen American Value Fund, (the "Acquiring Fund"), an investment portfolio of ASeF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASeF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of Acquiring Fund to the Fund's Class R shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN CAPITAL GROWTH FUND TO INVESCO VAN KAMPEN CAPITAL GROWTH FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASeF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Capital Growth Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Capital Growth Fund, (the "Acquiring Fund"), an investment portfolio of ASeF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASeF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of Acquiring Fund to the Fund's Class R shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN COMSTOCK FUND TO INVESCO VAN KAMPEN COMSTOCK FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASeF") approved an
Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Comstock Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the
Fund with Invesco Van Kampen Comstock Fund, (the "Acquiring Fund"), an
investment portfolio of ASeF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASeF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of Acquiring Fund to the Fund's Class R shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was
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                                                                    SUB-ITEM 77M

structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN ENTERPRISE FUND TO INVESCO VAN KAMPEN ENTERPRISE FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASeF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Enterprise Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Enterprise Fund, (the "Acquiring Fund"), an investment portfolio of ASeF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASeF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

U.S. SMALL/MID CAP VALUE PORTFOLIO TO INVESCO U.S. SMALL/MID CAP VALUE FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASeF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of U.S. Small/Mid Cap Value Portfolio (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco U.S. Small/Mid Cap Value Fund, (the "Acquiring Fund"), an investment portfolio of ASeF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASeF issued Class A shares of the Acquiring Fund to the Fund's Class P shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).